UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
Delaware	000-28304	33-0704889
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3756 Central Avenue, Riverside, California	92506
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (951) 686-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On January 24, 2008, Provident Financial Holdings, Inc. issued its earnings release for the quarter ended December 31, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)          Exhibits

        99.1        Earnings Release of Provident Financial Holdings, Inc. dated January 24, 2008.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 24, 2008	PROVIDENT FINANCIAL HOLDINGS, INC.

/s/ Craig G. Blunden
Craig G. Blunden
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

/s/ Donavon P. Ternes
Donavon P. Ternes
Chief Operating Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)

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EXHIBIT 99.1

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3756 Central Avenue	Contacts
Riverside, CA 92506	Craig G. Blunden, CEO
(951) 686 - 6060	Donavon P. Ternes, COO, CFO

PROVIDENT FINANCIAL HOLDINGS
REPORTS SECOND QUARTER EARNINGS

Preferred Loans Increase to 41% of Loans Held for Investment

Net Interest Margin Expands (Sequential Quarter)

Operating Expenses Decline by 13%

Loan Sale Margin Increases to 109 Basis Points

        Riverside, Calif. - January 24, 2008 - Provident Financial Holdings, Inc. ("Company"), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. ("Bank"), today announced second quarter earnings for the fiscal year ending June 30, 2008.

        For the quarter ended December 31, 2007, the Company reported net income of $1.18 million, or $0.19 per diluted share (on 6.07 million weighted-average shares outstanding), compared to net income of $1.50 million, or $0.22 per diluted share (on 6.65 million weighted-average shares outstanding), in the comparable period a year ago. The decline in net income in the quarter ended December 31, 2007 was primarily attributable to decreases in net interest income (before provision for loan losses) and gain on sale of loans, partly offset by decreases in compensation expense and provision for loan losses. The decrease in weighted-average shares outstanding primarily reflects repurchases of common stock through the Company's stock repurchase programs.

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        "We continue to respond to the difficult mortgage banking operating environment," said Craig G. Blunden, Chairman, President and Chief Executive Officer of the Company. "During the quarter we closed five mortgage banking offices, which will lower our future operating expenses. Additionally, staffing levels have been reduced significantly, commensurate with the lower loan origination volumes."

        Mr. Blunden went on to say, "Our community banking business has recently suffered from a deterioration in asset quality, but our net interest margin has expanded for two consecutive quarters, our preferred loans continue to grow as a percentage of loans held for investment and deposit account fees have grown by 40 percent."

        Return on average assets for the second quarter of fiscal 2008 was 0.29 percent, compared to 0.35 percent for the same period of fiscal 2007. Return on average stockholders' equity for the second quarter of fiscal 2008 was 3.72 percent, compared to 4.40 percent for the comparable period of fiscal 2007.

        On a sequential quarter basis, net income for the second quarter of fiscal 2008 increased by $420,000, or 55 percent, to $1.18 million from $758,000 in the first quarter of fiscal 2008; and diluted earnings per share increased $0.07, or 58 percent, to $0.19 from $0.12 in the first quarter of fiscal 2008. Return on average assets increased 10 basis points to 0.29 percent for the second quarter of fiscal 2008 from 0.19 percent in the first quarter of fiscal 2008 and return on average equity for the second quarter of fiscal 2008 was 3.72 percent, compared to 2.36 percent for the first quarter of fiscal 2008.

        For the six months ended December 31, 2007, net income was $1.94 million, a decrease of 71 percent from net income of $6.75 million for the comparable period ended December 31, 2006; and diluted earnings per share for the six months ended December

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31, 2007 decreased $0.68, or 68 percent, to $0.32 from $1.00 for the comparable period last year. Return on average assets for the six months ended December 31, 2007 decreased 56 basis points to 0.24 percent from 0.80 percent for the six-month period a year earlier. Return on average stockholders' equity for the six months ended December 31, 2007 was 3.04 percent, compared to 9.87 percent for the six-month period a year earlier.

        Net interest income before provision for loan losses decreased by $917,000, or nine percent, to $9.57 million in the second quarter of fiscal 2008 from $10.49 million for the same period in fiscal 2007. Non-interest income decreased $2.32 million, or 54 percent, to $1.95 million in the second quarter of fiscal 2008 from $4.27 million in the comparable period of fiscal 2007. Non-interest expense decreased $1.03 million, or 13 percent, to $7.19 million in the second quarter of fiscal 2008 from $8.22 million in the comparable period in fiscal 2007.

        The average balance of loans outstanding decreased by $51.2 million to $1.40 billion in the second quarter of fiscal 2008 from $1.45 billion in the same quarter of fiscal 2007, and the average yield decreased by 14 basis points to 6.21 percent in the second quarter of fiscal 2008 from an average yield of 6.35 percent in the same quarter of fiscal 2007. The decrease in the average loan yield was primarily attributable to accrued interest reversals on non-accrual loans and loan payoffs at a higher average yield than the average yield of loans held for investment, partly offset by higher interest rates on newly originated loans and the upwardly repricing adjustable rate loans in the loans held for investment portfolio. Total loans originated for investment in the second quarter of fiscal 2008 were $94.3 million (including $29.3 million of loans purchased for investment),

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which consisted primarily of multi-family and single-family loans. This compares to total loans originated for investment of $170.3 million (including $52.7 million of loans purchased for investment) in the second quarter of fiscal 2007. The outstanding balance of "preferred loans" (multi-family, commercial real estate, construction and commercial business loans) increased by $49.6 million, or nine percent, to $576.8 million at December 31, 2007 from $527.2 million at December 31, 2006. The ratio of preferred loans to total loans held for investment increased to 41 percent at December 31, 2007 compared to 38 percent at December 31, 2006. Loan prepayments in the second quarter of fiscal 2008 were $62.3 million, compared to $100.1 million in the same quarter of fiscal 2007.

        Average deposits increased by $87.0 million to $1.01 billion and the average cost of deposits increased by 40 basis points to 3.62 percent in the second quarter of fiscal 2008, compared to an average balance of $921.3 million and an average cost of 3.22 percent in the same quarter last year. Transaction account balances (core deposits) decreased by $20.3 million, or six percent, to $340.0 million at December 31, 2007 from $360.3 million at December 31, 2006. The decrease is primarily attributable to a $12.6 million, or eight percent, decline in savings account balances. Time deposits increased by $95.9 million, or 17 percent, to $665.7 million at December 31, 2007 compared to $569.8 million at December 31, 2006. The increase in time deposits is primarily attributable to the Company's time deposit marketing campaigns and depositors switching from savings deposits to time deposits.

        The average balance of borrowings, which primarily consists of Federal Home Loan Bank ("FHLB") of San Francisco advances, decreased $166.9 million to $465.5

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million and the average cost of advances decreased 20 basis points to 4.50 percent in the second quarter of fiscal 2008, compared to an average balance of $632.4 million and an average cost of 4.70 percent in the same quarter of fiscal 2007. The decrease in the average cost of borrowings was primarily the result of lower short-term interest rates, which are responding to recent Federal Open Market Committee actions.

        The net interest margin during the second quarter of fiscal 2008 decreased eight basis points to 2.42 percent from 2.50 percent during the same quarter last year. On a sequential quarter basis, the net interest margin in the second quarter of fiscal 2008 increased two basis points from 2.40 percent in the first quarter of fiscal 2008.

        During the second quarter of fiscal 2008, the Company recorded a loan loss provision of $2.14 million, compared to a loan loss provision of $3.75 million during the same period of fiscal 2007. The loan loss provision in the second quarter of fiscal 2008 was primarily attributable to loan classification downgrades and deterioration in real estate collateral values ($1.84 million) and an increase in loans held for investment ($302,000). The loan loss provision in the second quarter of last year includes the specific loan loss reserve of $2.46 million on the 23 individual construction loans located in Coachella, California.

        Non-performing assets increased to $24.4 million, or 1.49 percent of total assets, at December 31, 2007, compared to $13.7 million, or 0.78 percent of total assets at December 31, 2006 and $19.7 million, or 1.20 percent of total assets, at June 30, 2007. The non-performing assets at December 31, 2007 were primarily comprised of 28 single-family loans originated for investment ($9.4 million), two multi-family loans originated for investment ($665,000), 24 construction loans originated for investment ($3.0 million),

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15 single-family loans repurchased from, or unable to sell to, investors ($4.6 million) and 17 single-family properties (real estate owned) acquired in the settlement of loans ($6.7 million). Net charge-offs for the quarter ended December 31, 2007 were $568,000 or 0.16 percent of average loans receivable, compared to $30,000 or 0.01 percent of average loans receivable in the comparable quarter last year.

        Classified loans at December 31, 2007 were $38.3 million, comprised of $13.5 million in the special mention category, $24.3 million in the substandard category and $529,000 in the doubtful category. Classified loans at June 30, 2007 were $32.3 million, consisting of $13.3 million in the special mention category and $19.0 million in the substandard category.

        For the quarter ended December 31, 2007, seven loans for $2.8 million were modified from their original terms, but were re-underwritten at current market interest rates. These loans have been classified as special mention, remain on accrual status and will be identified in our asset quality reports as Troubled Debt Restructuring.

        The allowance for loan losses was $17.2 million at December 31, 2007, or 1.22 percent of gross loans held for investment, compared to $14.8 million, or 1.09 percent of gross loans held for investment at June 30, 2007. The allowance for loan losses at December 31, 2007 includes $4.8 million of specific loan loss reserves, compared to $3.3 million of specific loan loss reserves at June 30, 2007. Management believes that the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment.

        The decrease in non-interest income in the second quarter of fiscal 2008 compared to the same period of fiscal 2007 was primarily the result of decreases in the

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gain on sale of loans, the gain on sale of real estate and real estate owned operations, partly offset by an increase in deposit account fees.

        The gain on sale of loans declined by $1.99 million, or 68 percent, to $934,000 for the quarter ended December 31, 2007 from $2.92 million in the comparable quarter last year. The decline in the gain on sale of loans was attributable to a lower volume of loans sold, partly offset by a higher average loan sale margin. Total loans sold for the quarter ended December 31, 2007 were $102.4 million, down 67 percent from $312.0 million for the same quarter last year. The average loan sale margin for mortgage banking was 109 basis points for the quarter ended December 31, 2007, up nine basis points from 100 basis points in the comparable quarter last year. The increase in the average loan sale margin was primarily attributable to an increase in the fair-value adjustment on derivative financial instruments pursuant to the SFAS No. 133 (a gain of $30,000 versus a loss of $150,000) and an improvement to the reserve provision for loans sold that are subject to early payment default repurchase (a recovery of $46,000 versus a provision of $172,000). The mortgage banking environment remains highly competitive and volatile as a result of the well-publicized collapse of the sub-prime loan market, which has eroded loan sale prices and liquidity in the secondary market.

        The volume of loans originated for sale decreased $214.0 million, or 69 percent, to $98.4 million in the second quarter of fiscal 2008 from $312.4 million during the same period last year. Total loan originations (including loans originated for investment, loans purchased for investment and loans originated for sale) were $192.7 million in the second quarter of fiscal 2008, a decrease of $290.0 million, or 60 percent, from $482.7 million in the same quarter of fiscal 2007. The decrease in loan originations was primarily

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attributable to the lack of liquidity in the secondary mortgage markets particularly for non-conforming mortgage loans.

        Six real estate owned properties were sold for a net loss of $229,000 in the quarter ended December 31, 2007 as compared to one real estate owned property sold for a net gain of $27,000 in the quarter ended December 31, 2006. Real estate owned operations in the quarter ended December 31, 2007 resulted in a loss of $474,000 as compared to a loss of $22,000 in the quarter ended December 31, 2006. As of December 31, 2007, the real estate owned balance was $6.7 million (17 properties), compared to $3.8 million (10 properties) at June 30, 2007.

        The decrease in non-interest expense was primarily the result of decreases in compensation expenses, marketing expenses and other operating expenses, partly offset by increases in premises and occupancy, equipment and professional expenses. The decrease in compensation expense was the result of the fewer number of mortgage banking personnel in the second quarter of fiscal 2008 compared to the same quarter of fiscal 2007 and lower incentive compensation expenses given the decline in loan origination volume. The increase in premises and occupancy expense was primarily related to the closures of five Provident Bank Mortgage loan production offices ($166,000) in the quarter ended December 31, 2007, while the increase in professional expenses was primarily related to higher legal expenses corresponding to the increase in delinquent loans.

        The Company's efficiency ratio increased to 62 percent in the second quarter of fiscal 2008 from 56 percent in the second quarter of fiscal 2007. The increase was a

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result of the declines in net interest income and non-interest income, which outpaced the decline in non-interest expense.

        The effective income tax rate for the second quarter of fiscal 2008 was 46.1 percent, down from 46.4 percent in the same quarter last year. The decrease was primarily the result of a lower percentage of permanent tax differences relative to income before taxes. The Company believes that the effective income tax rate applied in the second quarter of fiscal 2008 reflects its current income tax obligations.

        The Company repurchased 36,369 shares of its common stock during the quarter ended December 31, 2007 at an average cost of $19.24 per share. To date, the Company has repurchased 59 percent of the June 2007 Stock Repurchase Program, leaving 131,766 shares available for future repurchase activity.

        The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire). Provident Bank Mortgage ("PBM") operates wholesale loan production offices in Pleasanton and Rancho Cucamonga, California and retail loan production offices in Glendora and Riverside, California. In the second quarter of fiscal 2008, PBM closed loan production offices in Diamond Bar, La Quinta, San Diego, Temecula and Torrance, California.

        The Company will host a conference call for institutional investors and bank analysts on Friday, January 25, 2008 at 9:30 a.m. (Pacific Time) to discuss its financial results. The conference call can be accessed by dialing (800) 230-1059 and requesting the Provident Financial Holdings Earnings Release Conference Call. An audio replay of the conference call will be available through Friday, February 1, 2008 by dialing (800) 475-6701 and referencing access code number 903947.

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        For more financial information about the Company please visit the website at www.myprovident.com and click on the "Investor Relations" section.

Safe-Harbor Statement

Certain matters in this News Release and the conference call noted above may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Financial Condition (Unaudited - Dollars In Thousands)

	December 31, 2007	June 30, 2007

Assets
Cash and due from banks	$ 12,511	$ 11,024
Federal funds sold	-	1,800
Cash and cash equivalents	12,511	12,824

Investment securities - held to maturity
(fair value $4,969 and $18,837, respectively)	5,000	19,001
Investment securities - available for sale at fair value	148,542	131,842
Loans held for investment, net of allowance for loan losses of
$17,171 and $14,845, respectively	1,395,404	1,350,696
Loans held for sale, at lower of cost or market	-	1,337
Receivable from sale of loans	19,148	60,513
Accrued interest receivable	7,507	7,235
Real estate owned, net	6,749	3,804
FHLB - San Francisco stock	31,256	43,832
Premises and equipment, net	6,748	7,123
Prepaid expenses and other assets	7,626	10,716

Total assets	$ 1,640,491	$ 1,648,923

Liabilities and Stockholders' Equity
Liabilities:
Non interest-bearing deposits	$ 42,582	$ 45,112
Interest-bearing deposits	963,102	956,285
Total deposits	1,005,684	1,001,397

Borrowings	494,384	502,774
Accounts payable, accrued interest and other liabilities	14,120	15,825
Total liabilities	1,514,188	1,519,996

Stockholders' equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)
	-	-
Common stock, $.01 par value (15,000,000 shares authorized; 12,435,865 and 12,428,365 shares issued, respectively; 6,196,434 and 6,376,945 shares outstanding, respectively)

	124	124
Additional paid-in capital	70,490	69,456
Retained earnings	149,196	149,523
Treasury stock at cost (6,239,431 and 6,051,420 shares, respectively)
	(94,797)	(90,694)
Unearned stock compensation	-	(175)
Accumulated other comprehensive income, net of tax	1,290	693

Total stockholders' equity	126,303	128,927

Total liabilities and stockholders' equity	$ 1,640,491	$ 1,648,923

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations (Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended December 31,		Six Months Ended December 31,

	2007	2006	2007	2006
Interest income:
Loans receivable, net	$ 21,700	$ 23,001	$ 43,214	$ 44,959
Investment securities	1,902	1,857	3,646	3,553
FHLB - San Francisco stock	432	593	901	1,107
Interest-earning deposits	5	18	14	37
Total interest income	24,039	25,469	47,775	49,656

Interest expense:
Checking and money market deposits	499	379	924	732
Savings deposits	804	671	1,591	1,315
Time deposits	7,888	6,437	15,946	12,264
Borrowings	5,280	7,497	10,373	14,121
Total interest expense	14,471	14,984	28,834	28,432

Net interest income, before provision for loan losses	9,568	10,485	18,941	21,224
Provision for loan losses	2,140	3,746	3,659	4,383
Net interest income, after provision for loan losses	7,428	6,739	15,282	16,841

Non-interest income:
Loan servicing and other fees	513	488	1,004	964
Gain on sale of loans, net	934	2,919	1,056	6,411
Deposit account fees	785	510	1,443	1,032
Net (loss) gain on sale of real estate	(229)	27	(168)	2,340
Other	(56)	330	(13)	921
Total non-interest income	1,947	4,274	3,322	11,668

Non-interest expense:
Salaries and employee benefits	4,393	5,359	9,375	10,775
Premises and occupancy	831	745	1,538	1,529
Equipment	391	384	791	777
Professional expenses	474	278	793	542
Sales and marketing expenses	130	216	303	477
Other	972	1,241	2,017	2,340
Total non-interest expense	7,191	8,223	14,817	16,440

Income before taxes	2,184	2,790	3,787	12,069
Provision for income taxes.	1,006	1,295	1,851	5,316
Net income	$ 1,178	$ 1,495	$ 1,936	$ 6,753

Basic earnings per share	$ 0.20	$ 0.23	$ 0.32	$ 1.02
Diluted earnings per share	$ 0.19	$ 0.22	$ 0.32	$ 1.00
Cash dividends per share	$ 0.18	$ 0.18	$ 0.36	$ 0.33

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PROVIDENT FINANCIAL HOLDINGS, INC. Consolidated Statements of Operations - Sequential Quarter (Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended
	December 31,	September 30,
	2007	2007
Interest income:
Loans receivable, net	$ 21,700	$ 21,514
Investment securities	1,902	1,744
FHLB - San Francisco stock	432	469
Interest-earning deposits	5	9
Total interest income	24,039	23,736

Interest expense:
Checking and money market deposits	499	425
Savings deposits	804	787
Time deposits	7,888	8,058
Borrowings	5,280	5,093
Total interest expense	14,471	14,363

Net interest income, before provision for loan losses	9,568	9,373
Provision for loan losses	2,140	1,519
Net interest income, after provision for loan losses	7,428	7,854

Non-interest income:
Loan servicing and other fees	513	491
Gain on sale of loans, net	934	122
Deposit account fees	785	658
Net (loss) gain on sale of real estate	(229)	61
Other	(56)	43
Total non-interest income	1,947	1,375

Non-interest expense:
Salaries and employee benefits	4,393	4,982
Premises and occupancy	831	707
Equipment	391	400
Professional expenses	474	319
Sales and marketing expenses	130	173
Other	972	1,045
Total non-interest expense	7,191	7,626

Income before taxes	2,184	1,603
Provision for income taxes	1,006	845
Net income	$ 1,178	$ 758

Basic earnings per share	$ 0.20	$ 0.12
Diluted earnings per share	$ 0.19	$ 0.12
Cash dividends per share	$ 0.18	$ 0.18

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands, Except Share Information )

	Quarter Ended December 31,		Six Months Ended December 31,
	2007	2006	2007	2006
SELECTED FINANCIAL RATIOS:
Return on average assets	0.29%	0.35%	0.24%	0.80%
Return on average stockholders' equity	3.72%	4.40%	3.04%	9.87%
Stockholders' equity to total assets	7.70%	7.55%	7.70%	7.55%
Net interest spread	2.17%	2.25%	2.17%	2.33%
Net interest margin	2.42%	2.50%	2.41%	2.58%
Efficiency ratio	62.45%	55.72%	66.55%	49.98%
Average interest earning assets to average
interest-bearing liabilities	107.46%	107.93%	107.49%	108.12%

SELECTED FINANCIAL DATA:
Basic earnings per share	$ 0.20	$ 0.23	$ 0.32	$ 1.02
Diluted earnings per share	$ 0.19	$ 0.22	$ 0.32	$ 1.00
Book value per share	$ 20.38	$ 19.99	$ 20.38	$ 19.99
Shares used for basic EPS computation	6,001,829	6,518,455	6,057,581	6,589,247
Shares used for diluted EPS computation	6,065,139	6,645,431	6,115,996	6,719,572
Total shares issued and outstanding	6,196,434	6,697,023	6,196,434	6,697,023

ASSET QUALITY RATIOS:
Non-performing loans to loans held for investment, net	1.26%	0.94%
Non-performing assets to total assets	1.49%	0.78%
Allowance for loan losses to non-performing loans	97.44%	111.79%
Allowance for loan losses to gross loans held for
investment	1.22%	1.04%
Net charge-offs to average loans receivable	0.16%	0.01%

REGULATORY CAPITAL RATIOS:
Tangible equity ratio	7.14%	7.14%
Tier 1 (core) capital ratio	7.14%	7.14%
Total risk-based capital ratio	11.91%	11.73%
Tier 1 risk-based capital ratio	10.75%	10.69%

LOANS ORIGINATED FOR SALE:
Retail originations	$ 30,075	$ 80,350	$ 64,634	$ 159,433
Wholesale originations	68,324	232,040	133,278	472,498
Total loans originated for sale	$ 98,399	$ 312,390	$ 197,912	$ 631,931

LOANS SOLD:
Servicing released	$ 102,009	$ 311,223	$ 196,648	$ 625,871
Servicing retained	395	776	2,534	2,183
Total loans sold	$ 102,404	$ 311,999	$ 199,182	$ 628,054

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited)
(Dollars in Thousands)	As of December 31,
	2007		2006
INVESTMENT SECURITIES:	Balance	Rate	Balance	Rate
Held to maturity:
U.S. government sponsored enterprise debt securities	$ 5,000	3.17%	$ 38,029	2.93%
U.S. government agency mortgage-backed securities ("MBS")	-	-	2	9.10
Total investment securities held to maturity	5,000	3.17	38,031	2.93

Available for sale (at fair value):
U.S. government sponsored enterprise debt securities	7,810	3.19	14,569	3.08
U.S. government agency MBS	82,716	5.31	53,101	4.66
U.S. government sponsored enterprise MBS	53,401	5.45	69,892	4.91
Private issue collateralized mortgage obligations	3,893	4.27	5,054	4.28
Freddie Mac common stock	204		408
Fannie Mae common stock	16		23
Other common stock	502		449
Total investment securities available for sale	148,542	5.20	143,496	4.58
Total investment securities	$ 153,542	5.13%	$ 181,527	4.23%

LOANS HELD FOR INVESTMENT:
Single-family (1 to 4 units)	$ 825,667	5.98%	$ 859,691	5.82%
Multi-family (5 or more units)	388,041	6.63	308,776	6.64
Commercial real estate	147,648	7.06	156,623	7.18
Construction	52,239	8.81	101,275	9.37
Commercial business	9,250	7.84	12,863	8.70
Consumer	547	11.87	496	12.57
Other	3,954	9.20	13,495	9.82
Total loans held for investment	1,427,346	6.39%	1,453,219	6.45%

Undisbursed loan funds	(20,366)		(52,372)
Deferred loan costs	5,595		5,092
Allowance for loan losses	(17,171)		(14,555)
Total loans held for investment, net	$1,395,404		$1,391,384

Purchased loans serviced by others included above	$ 159,592	6.82%	$ 162,391	7.02%

DEPOSITS:
Checking accounts - non interest-bearing	$ 42,582	-%	$ 45,719	-%
Checking accounts - interest-bearing	120,247	0.61	125,807	0.74
Savings accounts	146,772	2.17	159,339	1.68
Money market accounts	30,432	2.45	29,419	1.86
Time deposits	665,651	4.57	569,839	4.68
Total deposits	$1,005,684	3.49%	$ 930,123	3.32%

Note: The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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PROVIDENT FINANCIAL HOLDINGS, INC. Financial Highlights (Unaudited - Dollars in Thousands)
	As of December 31,
	2007		2006
	Balance	Rate	Balance	Rate
BORROWINGS:
Overnight	$ 27,630	4.18%	$ 72,400	5.38%
Six months or less	190,000	4.20	208,250	5.23
Over six to twelve months	15,000	3.57	85,000	4.15
Over one to two years	85,000	3.87	82,000	4.09
Over two to three years	65,000	4.99	65,000	3.84
Over three to four years	65,000	4.82	65,000	4.99
Over four to five years	45,000	4.44	65,000	4.82
Over five years	1,754	6.37	46,793	4.51
Total borrowings	$ 494,384	4.34%	$ 689,443	4.73%

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
SELECTED AVERAGE BALANCE SHEETS:	Balance	Balance	Balance	Balance

Loans receivable, net (1)	$ 1,398,321	$ 1,449,531	$ 1,386,524	$ 1,418,447
Investment securities	153,816	184,742	151,618	183,916
FHLB - San Francisco stock	30,986	41,294	32,951	39,832
Interest-earning deposits	532	1,377	639	1,410
Total interest-earning assets	$1,583,655	$1,676,944	$1,571,732	$1,643,605

Deposits	$1,008,318	$ 921,297	$1,007,132	$ 918,952
Borrowings	465,452	632,402	455,075	601,213
Total interest-bearing liabilities .	$1,473,770	$1,553,699	$1,462,207	$1,520,165

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
	Yield/Cost	Yield/Cost	Yield/Cost	Yield/Cost

Loans receivable, net (1)	6.21%	6.35%	6.23%	6.34%
Investment securities	4.95%	4.02%	4.81%	3.86%
FHLB - San Francisco stock	5.58%	5.74%	5.47%	5.56%
Interest-earning deposits	3.76%	5.23%	4.38%	5.25%
Total interest-earning assets	6.07%	6.08%	6.08%	6.04%

Deposits	3.62%	3.22%	3.64%	3.09%
Borrowings	4.50%	4.70%	4.52%	4.66%
Total interest-bearing liabilities	3.90%	3.83%	3.91%	3.71%

(1)    Includes loans held for investment, loans held for sale and receivable from sale of loans.

Note:     The interest rate or yield/cost described in the rate or yield/cost column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

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